SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒     Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2011

The Annual Meeting of Stockholders of SeaChange International, Inc. (“SeaChange” or the “Company”) will be held at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720, on Wednesday, July 20, 2011 at 10:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect the three members named in the proxy statement to the Board of Directors to serve for three-year terms as Class III Directors.

2.	To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.	To conduct an advisory vote on the frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers.

4.	To approve the Company’s 2011 Compensation and Incentive Plan.

5.	To ratify the appointment of SeaChange’s independent registered public accounting firm.

6.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 23, 2011, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

Please call Martha Schaefer at (978) 897-0100 if you plan to attend.  Please bring valid picture identification, such as a driver’s license or passport.  Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.  Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

Kevin M. Bisson
Chief Financial Officer, Secretary, Treasurer and Senior Vice President, Finance and Administration

Acton, Massachusetts
May 31, 2011

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares.  No postage need be affixed if the proxy is mailed in the United States.  If you are the registered holder of the shares, you may rather choose to vote via the Internet or by telephone.  If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone.  Please refer to the enclosed form for instructions.

2011 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
TABLE OF CONTENTS

Information Regarding Voting and Proxies	1

OWNERSHIP OF SECURITIES	3

Securities Ownership Of Certain Beneficial Owners And Management	3

PROPOSAL NO. I - ELECTION OF DIRECTORS	6

Class III Directors (Terms Expire at 2011 Annual Meeting)	6

Class I Directors (Terms Expire at 2012 Annual Meeting)	7

Class II Directors (Terms Expire at 2013 Annual Meeting)	8

Arrangements or Understandings Regarding the Selection of Certain Directors	9

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	11

Determination of Director Independence	11

Stockholder Proposals	11

Availability of Corporate Governance Documents	11

Board Meetings	12

Board Leadership Structure and the Lead Director	12

Board Oversight of Risk	12

Board Committees	12

Audit Committee	13
Compensation Committee	13
Corporate Governance and Nominating Committee	13
Qualifications of Director Candidates	14
Procedures for Stockholders to Recommend Director Candidates	14
Process for Stockholders to Communicate with Directors	14

Compensation of Directors	15

Report of the Audit Committee	17

INFORMATION CONCERNING EXECUTIVE OFFICERS	20

COMPENSATION DISCUSSION AND ANALYSIS	22

Summary Compensation Table	33

Grants of Plan-Based Awards	35

Outstanding Equity Awards at Fiscal Year-End	35

Option Exercises and Stock Vested	37

i

Pension Benefits	37

Nonqualifed Deferred Compensation	37

Potential Payments upon Termination or Change in Control	38

Compensation Committee Report	40

Compensation Committee Interlocks and Insider Participation	40

PROPOSAL NO. II - ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	41

PROPOSAL NO. III - ADVISORY VOTE ON WHETHER THE ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS	43

PROPOSAL NO. IV - APPROVAL OF THE ADOPTION OF SEACHANGE’S 2011 COMPENSATION AND INCENTIVE PLAN	44

PROPOSAL NO. V - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54

Independent Registered Public Accounting Firm for Fiscal Year 2012	54

Principal Accountant Fees and Services	54

OTHER MATTERS	55

Expenses and Solicitation	55

Section 16(a) Beneficial Ownership Reporting Compliance	56

Certain Relationships and Related Transactions	56

ii

SEACHANGE INTERNATIONAL, INC.
50 Nagog Park
Acton, Massachusetts 01720

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2011

May 31, 2011

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the “Board”) of SeaChange International, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 20, 2011, at 10:00 a.m., local time, at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720.

Only stockholders of record as of the close of business on May 23, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof.

SeaChange is pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. We believe that this process allows SeaChange to provide its stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing its proxy materials.

As a result, SeaChange is mailing to most of its stockholders of record entitled to vote at the annual meeting on or about June 8, 2011, a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) instead of a paper copy of this proxy statement and SeaChange’s 2011 Annual Report.  The Notice contains instructions on how to access those documents over the Internet.  The balance of SeaChange’s stockholders entitled to vote at the annual meeting will be mailed on or about June 8, 2011 a printed copy of the proxy materials together with a copy of the Notice.

Information Regarding Voting and Proxies

Stockholders may vote in one of the following three ways:

(1) if you receive a copy of the proxy materials by mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail;

(2) by completing a proxy using the toll-free telephone number listed on the proxy card or Notice; or

(3) by completing a proxy on the Internet at the address listed on the proxy card or Notice.

Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or attending the Annual Meeting of Stockholders and voting in person. Only your latest dated proxy will count.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted.  With respect to the election of the Class III Directors, any stockholder submitting a proxy has a right to withhold authority to vote for a nominee by indicating this in the space provided on the proxy.  The stockholders will also consider and vote upon an advisory vote on the compensation of the Company’s named executive officers, an advisory vote on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers, the approval of the Company’s 2011 Compensation and Incentive Plan, and the ratification of the selection of SeaChange’s independent registered public accounting firm.  Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications.  If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors to serve as Class III Directors, FOR approval of the compensation of the Company’s named executive officers, FOR the shareholder advisory vote on the compensation of the Company’s named executive officers to be conducted every year, FOR approval of SeaChange’s 2011 Compensation and Incentive Plan, and FOR the ratification of the selection of SeaChange’s independent registered public accounting firm.

A majority-in-interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business.  Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting.  A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.  Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting.  On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification.  An automated system administered by SeaChange’s transfer agent tabulates the votes.  The vote on each matter submitted to stockholders is tabulated separately.  Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting.  If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the SEC’s proxy rules.  See “Stockholder Proposals” herein at page 11.  The persons named as proxies, William C. Styslinger, III and Kevin M. Bisson, were selected by the Board of Directors and are officers of SeaChange.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 23, 2011 by:

•	each person or entity who is known by SeaChange to beneficially own more than 5% of the common stock of SeaChange;

•	each of the directors of SeaChange and each of the executive officers of SeaChange named in the Summary Compensation Table on page 33; and

•	all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange, except as disclosed below under “Certain Relationships and Related Transactions.”  Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying restricted stock units, options or warrants that are exercisable by that person within 60 days of May 23, 2011.  However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.  Percentage of beneficial ownership is based on 32,127,044 shares of SeaChange’s common stock outstanding as of May 23, 2011.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
William C. Styslinger, III (2)	2,150,164	6.7%
Kevin M. Bisson	74,037	*
Ira Goldfarb	198,987	*
Yvette M. Kanouff	138,280	*
Anthony Kelly (3)	423,628	*
Bruce Mann (4)	27,061	*
Edward Dunbar(5)	91,125	*
Mary Palermo Cotton	54,500	*
Peter Feld (6) (8)	2,639,342	8.2%
Thomas F. Olson	66,500	*

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Raghu Rau	6,000	*
Carlo Salvatori	16,000	*
Edward Terino	16,000	*
Carmine Vona	81,387	*
Dimensional Fund Advisors LP (7) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,979,920	6.2%
Starboard Value LP (8) 599 Lexington Avenue, 20th Floor New York, NY 10022	2,639,342	8.2%
Wellington Management Company, LLP (9) 75 State Street Boston, MA 02109	1,935,480	6.0%
TAMRO Capital Partners LLC (10) 1701 Duke Street, Suite 250 Alexandria, VA 22314	2,070,380	6.4%
All executive officers and directors as a group (15 persons) (11)	3,522,424	11.0%
*	Less than 1%

(1)
Includes shares of Common Stock which have not been issued but are subject to options which either are presently exercisable or will become exercisable within 60 days of May 23, 2011, as follows: Mr. Styslinger, 261,875 shares; Ms. Kanouff, 65,500 shares; Mr. Goldfarb, 89,900 shares; Ms. Cotton, 5,000 shares; Mr. Olson, 17,500 shares; and Mr. Vona, 17,500 shares.  Includes restricted stock units that will have vested within 60 days of May 23, 2011, as follows: Mr. Rau, 6,000 restricted stock units; and Mr. Terino, 6,000 restricted stock units.

(2)
Includes (i) 17,500 shares of common stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA and (ii) 171,500 shares of common stock owned by CGM IRA Rollover Custodian f/b/o William C. Styslinger, III, IRA.  Excludes (i) 86,429 shares of common stock owned by Charles Jankovski as Trustee of The Styslinger Family Trust; (ii) 49,295 shares of common stock owned by his wife, Joyce Styslinger; and (iii) 29,500 shares of Common Stock owned by his daughter, Kimberly J. Styslinger. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust; by his wife, Joyce Styslinger; and by his daughter, Kimberly J. Styslinger.

(3)	Excludes 38,424 shares of common stock owned by his spouse, Judith Kelly. Mr. Kelly disclaims beneficial ownership of such shares.

(4)
As disclosed in SeaChange’s Form 8-K filed on October 21, 2010, Mr. Mann left SeaChange effective October 19, 2010.  Mr. Mann is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee of SeaChange as of the date hereof.

(5)
As disclosed in SeaChange’s Form 8-K filed March 11, 2010, Mr. Dunbar left SeaChange effective March 15, 2010.  Mr. Dunbar is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee of SeaChange as of the date hereof.

(6)
Includes 2,252,822 shares held by Starboard Value and Opportunity Fund Ltd (“Value and Opportunity Fund”) and 386,250 shares held by Starboard Value LP (“Starboard Value LP”).  Mr. Feld may be deemed to share beneficial ownership and voting and dispositive control of such shares due to Mr. Feld’s status as a member of Starboard Principal Co GP LLC (“Principal Co GP”), the general partner of Starboard Principal Co LP (“Principal Co”), and as a member of the Management Committees of Principal Co GP and Starboard Value GP LLC (“Starboard Value GP”), the general partner of Starboard Value LP.  Mr. Feld expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
According to an amended Schedule 13G filed on February 11, 2011, Dimensional Fund Advisors LP may be deemed to have sole voting power with respect to 1,911,600 of the above-mentioned shares and sole dispositive power over all of the above-mentioned shares.  Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and investment accounts, which own the above-mentioned shares.  Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(8)
Based on information contained in an amended Schedule 13D filed on April 5, 2011 by Starboard Value LP on behalf of itself and other reporting persons named therein.  According to the Schedule 13D/A, as of the close of business on April 1, 2011, (i) Value and Opportunity Fund had beneficial ownership and voting and dispositive control of 2,252,822 shares, (ii) Starboard Value LP, as the holder of 386,250 shares and the investment manager of Value and Opportunity Fund, may be deemed to have beneficial ownership and voting and dispositive control of 2,639,342 shares, (iii) Starboard Value GP, as the general partner of Starboard Value LP, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund and Starboard Value LP, (iv) Principal Co, as a member of Starboard Value GP, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund and Starboard Value LP, and (v) Principal Co GP, as the general partner of Principal Co, may be deemed to have beneficial ownership and voting and dispositive control over the shares held by Value and Opportunity Fund and Starboard Value LP.  In addition, as members of Principal Co GP and the Management Committees of Starboard Value GP and Principal Co GP, Jeffrey C. Smith, Mark Mitchell, and Peter A. Feld may each be deemed to share beneficial ownership and voting and dispositive control of the shares held by Value and Opportunity Fund and Starboard Value LP.

(9)
According to an amended Schedule 13G filed on February 14, 2011, Wellington Management Company, LLP shares voting power with respect to 1,188,206 of the above-mentioned shares with its clients and shares dispositive power over all of the above-mentioned shares with its clients.

(10)
According to a Schedule 13G filed on February 10, 2011, TAMRO Capital Partners LLC may be deemed to have sole voting power with respect to 1,651,972 of the above-mentioned shares and shared dispositive power with respect to all of the above-mentioned shares.  The securities reported on such Schedule 13G are beneficially owned by clients of TAMRO Capital Partners LLC which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(11)
This group is comprised of those individuals named in the Summary Compensation Table on page 33, the remaining executive officers of SeaChange and those persons who were directors of SeaChange as of May 23, 2011.  Includes an aggregate of 652,607 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options or will acquire upon vesting of restricted stock units within 60 days of May 23, 2011.  Includes an aggregate of 12,000 restricted stock units held by directors and executive officers, as a group, that will have vested within 60 days of May 23, 2011.

PROPOSAL NO. I

ELECTION OF DIRECTORS

SeaChange’s Board of Directors currently consists of eight members, seven of whom are independent, non-employee directors.  The Board of Directors is divided into three classes.  Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years.  The present term of the Class III Directors expires at the Annual Meeting.  The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Ms. Cotton and Messrs. Feld and Rau for re-election as Class III Directors.  The Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.  Ms. Cotton and Messrs. Feld and Rau have each consented to being named in this proxy statement as a nominee to be a Class III Director and to serving in that capacity, if elected.

The Board of Directors unanimously recommends a vote “FOR” the Nominees listed below.

The following table sets forth, for each nominee to be elected at the Annual Meeting and each of the other current directors, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director.  In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director.

Class III Director Nominees (Terms Expire at 2011 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Mary Palermo Cotton (2004)
Director

Mary Palermo Cotton, 53, has served as a Director of SeaChange since September 2004.  Currently Ms. Cotton is Chief Executive Officer of iDirect Technologies, a leading provider of satellite based IP communications technology.  Previously, Ms. Cotton was a Senior Vice President of SAP, an enterprise software provider, as a result of SAP’s June 2006 acquisition of Frictionless Commerce.  Prior to the acquisition, Ms. Cotton had been the Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005.  From February 2003 to July 2004, Ms. Cotton was a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003.  Ms. Cotton additionally served on the Board of Directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software.

Ms. Cotton contributes extensive executive experience in the global software industry as well as extensive financial reporting expertise.

Peter Feld (2010)
Director

Peter Feld, 32, is a Member of Starboard Principal Co GP LLC and a member of the Management Committees of Starboard Value GP LLC and Starboard Principal Co GP LLC.  Previously, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd between November 2008 and April 2011.  Prior to becoming a Managing Director, Mr. Feld served as a Director at Ramius LLC from February 2007 to November 2008.  Mr. Feld joined Ramius LLC as an Associate in February 2005.  From June 2001 to June 2004, Mr. Feld was an investment banking analyst at Banc of America Securities, LLC.  Mr. Feld previously served on the Board of Directors of CPI Corp. from July 2008 to July 2009 and on the Board of Directors of Sharper Image Company from August 2007 to January 2008.

Mr. Feld contributes extensive knowledge of the capital markets and corporate governance practices as a result of his investment and private equity background.

Raghu Rau (2010)
Raghu Rau, 62, is a strategic advisor specializing in global marketing, business strategy and venture capital and market development for high-technology companies.  Mr. Rau has served on the Board of Directors of Aviat Networks, Inc. since November 2010, and previously served on the Board of Directors of Microtune, Inc., prior to its acquisition by Zoran, Inc., from May 2010 to December 2010.  From 1992 to 2008, Mr. Rau held a number of positions with Motorola, Inc., including leadership positions in marketing and strategy, most recently serving as the Senior Vice President, Mobile TV Solutions Business from 2007 to 2008.

Mr. Rau contributes experience in the areas of managing a rapidly expanding business, the integration of strategic acquisitions and joint ventures, and the implementation of corporate strategy.

Class I Directors (Terms Expire at 2012 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

William C. Styslinger, III (1993)
Chief Executive Officer, Chairman of the Board and Director

William C. Styslinger, III, 65, is a founder of SeaChange and has served as the Chief Executive Officer and a Director since the inception of SeaChange in July 1993 and as Chairman of the Board since January 1995.  He additionally served as President of the Company from inception through April 2009.  Prior to forming SeaChange in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, serving as manager of the Cable Television Business Unit from October 1991 to May 1993.

Mr. Styslinger contributes valuable executive experience from his decades of work in the cable television industry and his leadership of SeaChange since its founding in 1993.

Carmine Vona (1995)
Director and Independent Lead Director

Carmine Vona, 73, has served as a Director of SeaChange since January 1995.  In addition, since December 2001, Mr. Vona has served as Chairman of Metrosoft, Inc., a New Jersey based company specializing in providing software products to the mutual funds industry, having also served as its Chief Executive Officer from December 2001 through December 2002.  From 1996 to 2009, Mr. Vona also served as the President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm specializing in technical software architectures for the financial industry.  From August 2000 to December 2002, Mr. Vona served as a member of the Board of Directors of E-LAB, an Italian bank wholly owned by Banca INTESA.  From November 1969 to June 1996, Mr. Vona was employed by Bankers Trust Co., during which time he held positions as Executive Vice President and Senior Managing Director for worldwide technology.  From August 1986 to June 1996, Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co.

Mr. Vona contributes extensive experience in software development, front and back-office re-engineering and risk management, and in the formulation, execution and control of entity-wide software strategies.

Class II Directors (Terms Expire at 2013 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years

Thomas F. Olson (2001)
Director

Thomas F. Olson, 62, has served as a Director of SeaChange since May 2001.  In addition, from January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales.  From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications and Chief Executive Officer of Katz Media Group, a radio, broadcast television and cable television national sales representation firm.  Mr. Olson was with Katz Media Group for 23 years.  Since 2005, Mr. Olson has also served on the board of Sarkes Tarzian, Inc., a private company that owns and operates television and radio stations.

Mr. Olson contributes valuable executive experience within the cable and broadcast television industry and with the issues confronting companies within that industry.

Carlo Salvatori (2009)
Director

Carlo Salvatori, 70, has served as a Director of SeaChange since February 2009.  In addition, Mr. Salvatori has served as the Chairman of Lazard Italy, the financial advisory and asset management firm, since June 1, 2010.  Prior to that, from July 2006 until May 2010, Mr. Salvatori served as the Managing Director and Chief Executive Officer of Unipol Gruppo Finanziario, an insurance and banking firm in Bologna, Italy.  He was Chairman of Bank Austria Creditanstalt, a banking firm based in Vienna, Austria, from January 2006 until June 2006, and prior to that served as Chairman of Unicredit Group, a banking company based in Milan, Italy, from May 2002 until January 2006.  Further, Mr. Salvatori served as the Deputy Chairman of Mediobanca, a banking company in Milan, from May 2002 until June 2002.  Mr. Salvatori was appointed Chief Executive Officer of Cariplo in 1996, which later became Banca INTESA, which at the time was the largest bank in Italy, with Mr. Salvatori continuing as its Chief Executive Officer until 2001.
Mr. Salvatori contributes valuable international business experience, extensive financial expertise and contacts in the financial and industrial community throughout Europe.

Edward Terino (2010)
Director
Edward Terino, 57, has served as President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the maritime and technology industries, since March 2009.  Mr. Terino has served as a Director of S1 Corporation, a leading provider of integrated banking solutions, since April 2007 and is Chairman of the Audit Committee and a member of the Compensation Committee of S1 Corporation.   Mr. Terino has served as a director of Baltic Trading Ltd., an international dry bulk shipping company, since March 2010, where he is the Chairman of the Audit Committee and a member of the Compensation Committee. From November 2009 until November 2010, Mr. Terino served as a Director of Phoenix Technologies Ltd., a BIOS software company, where he was the Chairman of the Audit Committee and a member of the Compensation Committee.  From October 1999 until March 2006, Mr. Terino served as a Director of EBT International Inc., a Web content management software company, where he was Chairman of the Audit Committee and a member of the Compensation Committee.  Previously, Mr. Terino was the CEO, President and CFO of Arlington Tankers Ltd., an international seaborne transporter of crude oil and petroleum products, a position he held from July 2005 until December 2008. Prior to this, Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc., a provider of Internet-based e-commerce software focused on the Global 1000 market, from September 2001 until June 2005.

Mr. Terino contributes experience as a “financial expert”, in mergers and acquisitions, in cost restructurings, investor relations, and in implementing financial measures and controls in software companies.

Arrangements or Understandings Regarding the Selection of Certain Directors

On June 3, 2010, SeaChange entered into an agreement (the “First Ramius Agreement”) with Ramius Value and Opportunity Master Fund Ltd., funds managed by it and certain of its affiliates including Ramius LLC (collectively, “Ramius”), as further described in the Current Report on Form 8-K filed by SeaChange with the Securities and Exchange Commission on June 3, 2010.

Pursuant to the First Ramius Agreement, SeaChange agreed, among other things, to nominate Mr. Terino for election to the Board as a Class II Director at the 2010 Annual Meeting, to elect Raghu Rau to the Board to serve as a Class III Director (with a term to expire at the 2011 Annual Meeting), and to maintain the size of the Board at eight members until the conclusion of the 2011 Annual Meeting.

Ramius agreed, among other things, to withdraw the letter previously submitted to SeaChange nominating members to the Board and to support the proposals supported by SeaChange being put to a vote of stockholders at the 2010 Annual Meeting.  Ramius also agreed that if, at any time prior to the conclusion of the 2011 Annual Meeting, Ramius were to own less than three percent (3.0%) of SeaChange’s outstanding common stock, Mr. Rau would resign from the Board and Ramius would lose its director election rights under the First Ramius Agreement with respect to the seat previously held by Mr. Rau.

On December 16, 2010, SeaChange entered into an agreement (the “Second Ramius Agreement”) with Ramius, as further described in the Current Report on Form 8-K filed by SeaChange with the Securities and Exchange Commission on December 16, 2010.

Pursuant to the Second Ramius Agreement, SeaChange agreed, among other things, to reconstitute the Board such that Mr. Vona became a Class I director with a term expiring at the Company’s 2012 Annual Meeting, to appoint Mr. Feld as a Class III director to fill the vacancy in the Board created by the resignation of ReiJane Huai as a director of the Company, to nominate Messrs. Rau and Feld for election at the 2011 Annual Meeting as Class III directors (with terms to expire at the 2014 Annual Meeting), and to maintain the size of the Board at eight members until the conclusion of the 2012 Annual Meeting.  SeaChange also agreed to establish an Independent Advisory Committee composed of four independent directors including Peter Feld (as Chair), Raghu Rau, Thomas Olson and Carmine Vona.

Pursuant to the Second Ramius Agreement, Ramius agreed, among other things, to vote in favor of SeaChange’s nominees for director and the ratification of SeaChange’s independent registered public accounting firm at the 2011 Annual Meeting.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that Messrs. Feld, Olson, Rau, Salvatori, Terino and Vona and Ms. Cotton are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”).  In making this determination, the Board of Directors affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that neither the identification of Messrs. Feld, Rau, and Terino as director nominees by Ramius nor the terms of either the First Ramius Agreement or the Second Ramius Agreement precluded a determination that each of Mr. Feld, Mr. Rau, and Mr. Terino qualified as “independent”.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be received no later than the close of business on February 8, 2012 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting.  Any such stockholder proposals should be submitted to SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts, 01720, Attention: Secretary.  Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2012 Annual Meeting - other than one that will be included in SeaChange’s proxy materials - must notify SeaChange no earlier than January 9, 2012, and no later than February 8, 2012.  If a stockholder who wishes to present a proposal fails to notify SeaChange by February 8, 2012, the stockholder will not be entitled to present the proposal at the meeting.  If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2012 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies.  If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail—Return Receipt Requested.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for the Audit, Compensation, Corporate Governance and Nominating Committees of the Board of Directors are available on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.  SeaChange will ensure that amendments, if any, to these documents are disclosed and posted on this website within four (4) business days of any such amendment.

Board Meetings

The Board of Directors of SeaChange met sixteen times and acted by written consent twice during the fiscal year ended January 31, 2011.  During the fiscal year ended January 31, 2011, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve.  SeaChange has a policy that its Board of Directors attend SeaChange’s Annual Meeting of Stockholders.  Last year, all of the directors attended the Annual Meeting of Stockholders that was held on July 15, 2010.

Board Leadership Structure and the Lead Director

While SeaChange’s Chief Executive Officer serves as the Chairman of the Board of Directors, the Board of Directors has appointed an independent director to serve as Lead Director.  The Board has adopted this structure to strike an effective balance between management and independent leadership participation in the Board process.  The function of the Lead Director is to facilitate and improve communication between the independent directors and SeaChange by serving as the interface between SeaChange’s Chief Executive Officer, senior management and the independent directors.  The Lead Director works with the chairperson of the Compensation Committee, if a separate person, to establish goals for the Chief Executive Officer each fiscal year and conducts the annual Chief Executive Officer evaluation.  Mr. Vona currently serves as the Lead Director.

Board Oversight of Risk

The Board oversees the business and strategic risks of SeaChange.  The Audit Committee oversees financial reporting and compliance risks confronting SeaChange.  The Compensation Committee oversees risks associated with SeaChange’s compensation policies and practices, including performance-based compensation and change in control plans.  The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board.

SeaChange provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.  The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee.  The members are set forth below in this proxy statement.  Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting.  Each of these standing committees is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter.  The Board annually conducts a self-evaluation of each of its committees.  All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Ms. Cotton (Chair) and Messrs. Olson, Terino, and Vona each of whom meet the independence requirements of the SEC and Nasdaq, as described above.  In addition, SeaChange’s Board has determined that each member of the Audit Committee is financially literate and that Ms. Cotton satisfies the requirement of the Marketplace Rules applicable to Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Ms. Cotton is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act.  The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including the system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors.  The Audit Committee met five times and acted by unanimous written consent one time during fiscal year 2011.  The responsibilities of the Audit Committee and its activities during fiscal year 2011 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The Compensation Committee members are Messrs. Olson (Chair), Rau, and Vona, each of whom meet the independence requirements of the SEC and Nasdaq, as described above.  Among other things, the Compensation Committee determines the compensation, including stock options, restricted stock units and other equity compensation, of SeaChange’s management and key employees, administers and makes recommendations concerning SeaChange’s equity compensation plans, and ensures that appropriate succession planning takes place for all levels of management, department heads and senior management.  The Compensation Committee met nine times and acted by unanimous written consent six times during fiscal year 2011.  The responsibilities of the Compensation Committee and its activities during fiscal year 2011 are more fully described in the Compensation Discussion and Analysis contained in this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Messrs. Olson, Salvatori, Terino, and Vona (Chair) and Ms. Cotton, each of whom meet the independence requirements of the SEC and Nasdaq, as described above.  The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board of Directors persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Code of Ethics and Business Conduct. The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange.  Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met six times during fiscal year 2011.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age.  The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests.  The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria for prospective nominees. SeaChange believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  As part of the consideration in fiscal year 2011 by the Corporate Governance and Nominating Committee of candidates for election to the Board, these criteria were reviewed.  No changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 50 Nagog Park, Acton, Massachusetts 01720.  SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws.  The procedures are summarized in this proxy statement under the heading “Stockholder Proposals.”  The Secretary will provide the notice to the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.  All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above.  The Committee did not receive any stockholder nominee recommendations for this annual meeting.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Chairman of the Board, if directed to the Board as whole, or to an individual director, if directed to that particular Board member, care of SeaChange’s Chief Financial Officer, at SeaChange’s offices at 50 Nagog Park, Acton, Massachusetts 01720.  Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors.

Compensation of Directors

During the fiscal year ended January 31, 2011, directors who were employees of SeaChange received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.  During fiscal year 2011, SeaChange directors who were not employees of SeaChange earned a fee of $9,000 per quarter and were reimbursed for their reasonable out-of-pocket expenses incurred in attending Board meetings.  The Lead Director is entitled to receive an additional cash payment of $10,000 per quarter in consideration of service as Lead Director.  Mr. Olson served as Lead Director until July 15, 2010 at which time Mr. Vona became the Lead Director.  Accordingly, for fiscal 2011, Mr. Olson earned $20,000 for his service as Lead Director in addition to earning $36,000 for his service as a director and Mr. Vona earned $20,000 for his service as Lead Director in addition to earning $36,000 for his service as a director.

The Chair of the Audit Committee of the Board of Directors is entitled to receive an additional cash payment of $3,750 per quarter.  Accordingly, for fiscal 2011, Ms. Cotton earned $15,000 for her service as Chairperson of the Audit Committee in addition to earning $36,000 for service as a director.  The Chairs of the Corporate Governance and Nominating Committee and of the Compensation Committee are each entitled to receive an additional cash payment of $2,500 per quarter.  The Lead Director is not eligible to receive additional fees for service as chair of a committee.  Accordingly, for fiscal 2011, Mr. Vona earned $5,000 for his service as Chair of the Corporate Governance and Nominating Committee during the period of fiscal 2011 in which he did not serve as Lead Director, and Mr. Olson earned $5,000 for his service as Chair of the Compensation Committee during the period of fiscal 2011 in which he did not serve as Lead Director.

In accordance with the compensation policy for non-employee directors adopted by the Compensation Committee in December, 2005 and amended in July, 2008, each non-employee director is entitled to receive an annual grant of 12,000 restricted stock units that vests in equal installments over three years.  The annual grant of 12,000 restricted stock units with respect to fiscal 2011 was made in December, 2010.

In February, 2009, the Board adopted a policy to award new non-employee directors the following awards at the time they join the Board:  (i) an initial equity award of restricted stock units for 12,000 shares of SeaChange’s common stock, to vest annually over three years on the anniversary of the date the non-employee director joins the Board, and (ii) the annual restricted stock unit award made to non-employee directors described in the immediately preceding paragraph which, at the discretion of the Board, may be prorated for partial year service.  Accordingly, upon Messrs. Rau and Terino joining the Board in July, 2010, each of Mr. Rau and Mr. Terino received a grant of 18,000 restricted stock units; and upon Mr. Feld joining the Board in January, 2011, Mr. Feld received a grant of 24,000 restricted stock units.

Director Compensation
Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Mary Palermo Cotton	$51,000	$191,400	$242,400
Peter Feld	-	$211,920	$211,920
ReiJane Huai (2)	$27,000	$90,480	$117,480
Thomas F. Olson	$61,000	$191,400	$252,400
Raghu Rau	$21,000	$263,460	$284,460
Carlo Salvatori	$36,000	$191,400	$227,400
Ed Terino	$21,000	$263,460	$284,460
Carmine Vona	$61,000	$191,400	$252,400

(1)
Includes awards made in respect of both fiscal 2010, which were awarded in March 2010 and for which vesting commenced December 1, 2009, and fiscal 2011, which were awarded in December 2010, and for which vesting commenced December 1, 2010.  Messrs. Feld, Rau and Terino were each granted awards of restricted stock units upon their election to the Board during fiscal 2011.  The grant date fair value for each of these awards, aggregated in the above table, is as follows:

Name	Date of Grant	Stock Awards (# RSUs)	Grant Date Fair Value	Total Grant Date Fair Value
Mary Palermo Cotton	March 10, 2010	12,000	$90,480
	December 6, 2010	12,000	$100,920	$191,400
Peter Feld	January 19, 2011	24,000	$211,920	$211,920
ReiJane Huai (2)	March 10, 2010	12,000	$90,480	$90,480
Thomas F. Olson	March 10, 2010	12,000	$90,480
	December 6, 2010	12,000	$100,920	$191,400
Raghu Rau	July 15, 2010	18,000	$162,540
	December 6, 2010	12,000	$100,920	$263,460
Carlo Salvatori	March 10, 2010	12,000	$90,480
	December 6, 2010	12,000	$100,920	$191,400
Ed Terino	July 15, 2010	18,000	$162,540
	December 6, 2010	12,000	$100,920	$263,460
Carmine Vona	March 10, 2010	12,000	$90,480
	December 6, 2010	12,000	$100,920	$191,400

(2)	As disclosed in SeaChange’s Form 8-K filed on November 16, 2010, SeaChange accepted Mr. Huai’s resignation as a director of SeaChange effective November 11, 2010.

The table below shows the aggregate number of stock awards and options outstanding for each non-employee director as of January 31, 2011.  Stock awards consist of unvested restricted stock units.  Upon vesting, the units are paid in the form of shares of our common stock.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)
Mary Palermo Cotton	24,000	5,000
Peter Feld	24,000	0
ReiJane Huai (1)	0	0
Thomas F. Olson	24,000	27,562
Raghu Rau	30,000	0
Carlo Salvatori	36,000	0
Edward Terino	30,000	0
Carmine Vona	24,000	22,563

(1)	As disclosed in SeaChange’s Form 8-K filed on November 16, 2010, SeaChange accepted Mr. Huai’s resignation as a director of SeaChange effective November 11, 2010.

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton (chair) and Messrs. Olson, Terino and Vona.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm.

•	Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders.

•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations.

•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform.  A copy of this may be found on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, expresses an opinion on the effectiveness of internal control over financial reporting and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal year 2011, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Grant Thornton LLP, SeaChange’s independent registered public accounting firm, to discuss those consolidated financial statements.  Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that there were no material deficiencies in the design or operation of internal controls which could adversely affect SeaChange’s ability to record, process, summarize and report financial data and that there was no fraud, whether or not material, that involved management or other employees who have a significant role in SeaChange’s internal controls.

The Committee has received from and discussed with Grant Thornton LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP the independent accountant’s independence.  The Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2011.  The Audit Committee also decided to retain Grant Thornton LLP as SeaChange’s independent registered public accounting firm for the 2012 fiscal year.

Respectfully Submitted By The Audit
Committee Of The Board Of Directors

Mary Palermo Cotton, Chair
Thomas F. Olson
Edward Terino
Carmine Vona

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.”  No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference.  In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Mr. Styslinger, SeaChange’s Chief Executive Officer, Chairman of the Board and Director, whose biographical information is set forth above at page 7, SeaChange’s executive officers are:

Executive Officer’s Name	Position and Principal Occupation and Business Experience During the Past Five Years

Yvette Kanouff
President and Chief Strategy Officer
Yvette Kanouff, 45, joined SeaChange in September 1997.  Ms. Kanouff was elected President of SeaChange in March 2010 and, since March 2006, has served as SeaChange’s Chief Strategy Officer.  Previously, Ms. Kanouff served from July 2005 to March 2006 as Senior Vice President, Strategic Planning and Business Development, and as Vice President, Interactive Television Management from August 2003 to July 2005.  Ms. Kanouff served as Vice President, Technology from July 2001 to August 2003, and as Director, Interactive Technology from September 1997 to July 2001.  Prior to that, Ms. Kanouff served as Director of Interactive Technologies for Time Warner Cable and worked as a signal processing mathematician at Lockheed Martin.

Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Kevin M. Bisson, 49, joined SeaChange on March 13, 2006 as the Senior Vice President, Finance and Administration, Secretary and Treasurer.  Mr. Bisson assumed the role of Chief Financial Officer in April 2006.  Prior to joining SeaChange, Mr. Bisson served from May 2003 until March 2006 as the Senior Vice President and Chief Financial Officer of American Superconductor Corporation, an energy technologies company, and was also the Treasurer of American Superconductor Corporation from January 2004 until March 2006.  Prior to joining American Superconductor Corporation, Mr. Bisson served from 2000 to 2003 as Vice President, Controller and Treasurer for Axcelis Technologies, Inc., a semiconductor equipment manufacturing company.  Prior to joining Axcelis Technologies, Mr. Bisson served for ten years in a number of financial capacities with United Technologies Corporation.

Steven M. Davi
Senior Vice President, Software Engineering

Steven M. Davi, 47, joined SeaChange in November 1997 and, since July 2005, has served as Senior Vice President, Software Engineering.  Mr. Davi previously served as Vice President, Engineering from August 2003 to July 2005, as Manager, Engineering from August 1998 to August 2003 and as Consulting Software Engineer from November 1997 to August 1998.  Prior to joining SeaChange, Mr. Davi served from September 1990 until November 1997 in various engineering and managerial positions at Banyan Systems Inc., a network operating system software company that specialized in enterprise scale directory and messaging products.  Prior to joining Banyan Systems, Mr. Davi served from June 1985 until September 1990 in various engineering positions within the networking division at Data General.

Erwin van Dommelen
President, SeaChange Software

Erwin van Dommelen, 44, joined SeaChange upon the closing of SeaChange’s acquisition of eventIS Group B.V. on September 1, 2009 as Chief Executive Officer and President of eventIS Group B.V.  Mr. van Dommelen was appointed President, SeaChange Software Division in March 2010.  Mr. van Dommelen previously worked with eventIS Software Solutions, an entity affiliated with eventIS Group B.V., serving as the Chief Executive Officer of eventIS Software Solutions since April 2002.

Ira Goldfarb
Senior Vice President, Worldwide Sales

Ira Goldfarb, 53, has served as Executive Vice President of Worldwide Sales and Service since October 2010.  Previously, Mr. Goldfarb served as Senior Vice President, Worldwide Sales from August 2003 to October 2010, Vice President, Worldwide Sales since January 1998, Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997.  Prior to joining SeaChange, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

Anthony William Kelly
Senior Vice President

Anthony Kelly, 49, has served as Senior Vice President of SeaChange since September 2005, concurrent with SeaChange’s acquisition of ODG.   Mr. Kelly also serves as Chief Executive Officer of ODG, a position he has held since 1996. Prior to assuming the role of Chief Executive Officer of ODG, Mr. Kelly served as a director of the Lambie Nairn Group from May 1992 to December 1994 and as an executive at Video Networks Limited from December 1992 to April 1995.  Prior to that, from July 1990 to April 1992,  Mr. Kelly served as CEO of the Palace Group, a major UK independent film producer and distributor. Before joining Palace, Mr. Kelly was Head of Program Finance at British Satellite Broadcasting from 1987 to June 1990.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified.  There are no family relationships among any of the executive officers or directors of SeaChange.  Each executive officer is a full time employee of SeaChange.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have implemented an executive compensation program that rewards performance.  Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to our success and building long-term value for our stockholders.  The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits.  We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved.

Fiscal 2011 Business Results

We improved our operating results in fiscal 2011 and at the same time made significant progress in our transition to a software and services company.  Our Software and Media Services business units represented 85% of our total revenue in fiscal 2011 compared to 75% in fiscal 2010.  Overall, GAAP revenue increased 7% in fiscal 2011, from $201.7 million to $216.7 million, and non-GAAP net income increased in fiscal 2011 from $8.0 million or $0.25 per share to $13.7 million or $0.43 per share.

This financial performance is reflected in the increase in our stock price over the past fiscal year.  The closing price of our stock on the last business day of fiscal 2011 was $8.28 per share, a 28% increase over the $6.47 per share closing price of our stock on the last business day of fiscal 2010.

Pay for Performance

We believe that the historical payouts under our executive compensation incentive plan are evidence of the pay for performance structure of these plans.  For example, under our fiscal 2010 compensation plan, no payouts were made to our named executive officers related to the fiscal 2010 revenue or net income objectives due to our failure to meet the fiscal 2010 GAAP revenue target of $210 million and the fiscal 2010 GAAP net income target of $5 million or the fiscal 2010 GAAP net income threshold of $2.5 million.  Notably, even though the $200 million GAAP revenue threshold with respect to the fiscal 2010 compensation plan was exceeded, the Compensation Committee (the “Committee”) exercised discretion not to make a payout due to our overall financial performance.  In contrast, based on the improvement in operating results in fiscal 2011, payouts were made to our named executive officers under our fiscal 2011 compensation plan related to both the fiscal 2011 revenue and non-GAAP net income objectives, based on exceeding the $215 million GAAP revenue threshold (but not the $225 million GAAP revenue target) and the $8 million non-GAAP net income target.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

Compensation Objectives

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Committee has responsibility for establishing, implementing and monitoring adherence to this philosophy.

The Committee has designed an executive compensation plan that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation creates alignment with stockholder interests and provides a structure in which executives are rewarded for achieving results that the Committee believes will enhance stockholder value.

The Committee believes that stockholder interests are best served by compensating our employees at industry competitive rates, enabling us to attract and retain the best available talent,  recognizing superior performance while providing incentives to achieve overall business and financial objectives.  By doing so, we believe that our ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

When setting the annual compensation plan for our executive officers, the Committee begins with a breakdown of each compensation component for our Chief Executive Officer. This breakdown includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related metrics for performance-based compensation. The overall purpose of this breakdown is to bring together, in one place, all of the elements of fixed and contingent compensation, so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual and projected compensation.

The Committee then presents this breakdown to the Chief Executive Officer, who provides input to the Committee on the reasonableness, feasibility and effectiveness of the compensation components, including performance metrics, proposed by the Committee. The Chief Executive Officer then creates similar compensation component breakdowns for the other executive officers, presenting compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics. These recommendations are then reviewed and, once agreed upon, approved by the Committee. The Committee can exercise its discretion in modifying any recommended compensation to executives, and exercises this discretion in active consultation with the Chief Executive Officer.

Prior to setting executive compensation for fiscal 2011, the Committee engaged Pearl Meyer & Partners to assist the Committee in reviewing our existing executive compensation plan, updating the list of peer companies we reference in setting compensation, and reviewing general compensation trends within the industry in which we operate.  The Committee decided to engage Pearl Meyer and undertake this review based on our continued transition to a software company and the significant commentary in recent years regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Based on this review, we updated our list of peer companies to eliminate companies that either had been acquired or whose product or service offerings were no longer similar to ours, and to add companies believed to be similar to us either in terms of product or service offerings, or whose relative leadership position, size as measured by market capitalization and business complexity were similar to ours. The updated list of our peer companies is as follows:

•	ARRIS Group, Inc.	•	Netscout Systems, Inc.
•	BigBand Networks, Inc.	•	Network Engines, Inc.
•	Concurrent Computer Corporation	•	Progress Software Corp.
•	Harmonic Inc.	•	Sonic Solutions
•	iRobot Corp.	•	Sonus Networks, Inc.
•	Isilon Systems Inc.	•	Sycamore Networks, Inc.
•	Limelight Networks Inc.	•	TiVo Inc.
•	Mercury Computer Systems, Inc.

Similar to the process completed in prior years in determining executive compensation, we made reference to the compensation paid by these peer companies in establishing fiscal 2011 executive compensation but did not benchmark compensation to these companies.

The Committee endeavors to establish a compensation program that is internally consistent and equitable to enable our achievement of overall corporate objectives. Within this framework, the level of the Chief Executive Officer’s compensation will differ from that of the other executives because of the difference in his role and responsibilities and the compensation practices at peer companies.

Fiscal 2011 Executive Compensation Components

For the fiscal year ended January 31, 2011, the principal components of compensation for the named executive officers were:

•	base salary;
•	performance-based incentive compensation;
•	change in control and termination benefits; and
•	general employee welfare benefits.

As discussed below, the Committee believed that this mix of compensation would allow us to pay our executive officers competitive levels of compensation that best reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for executives, the Committee primarily considers:

•	individual performance of the executive;
•	our overall past operating and financial performance and future expectations;
•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	market data regarding peer companies.

The Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of the performance review process, as well as upon a promotion or other change in job responsibility.  We try to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with our objectives.

In setting the executive compensation plan for fiscal 2011, the Committee made adjustments to the base salaries of our named executive officers.  With respect to Ms. Kanouff and Mr. Goldfarb, an adjustment was made to reflect that, subsequent to the first quarter of fiscal 2011 during which the fiscal 2011 compensation plan was established, each would no longer be eligible for sales-based commissions and, in the case of Ms. Kanouff, the additional responsibilities assumed in connection with being named the President of SeaChange.  Adjustments were also made to the base salaries of Messrs. Styslinger, Bisson, Kelly and Mann reflecting changes in market compensation, generally.

Performance-Based Incentive Compensation

The Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The performance-based incentive compensation plans established for each of Messrs. Bisson, Goldfarb, Kelly, Mann and Styslinger and Ms. Kanouff provide for a cash base salary and eligibility for an equity and/or cash-based incentive bonus.  No performance-based incentive compensation plan with respect to fiscal 2011 was established for Mr. Dunbar, as he ceased to be an employee as of March 15, 2010, prior to the establishment of our fiscal 2011 compensation plans.

Performance-based compensation for each of the named executive officers pursuant to our fiscal 2011 plan included the overall company financial objectives related to:

•	GAAP revenue for fiscal 2011; and
•	non-GAAP net income for fiscal 2011.

Performance-based objectives also included, in the case of Mr. Bisson, the ability to reduce general and administrative expenses; in the case of Ms. Kanouff, the restructuring of the servers and storage business; and, in the case of Mr. Kelly, ON Demand Group Ltd. exceeding a net income target of $500,000 for fiscal 2011.

As indicated above, unlike the compensation plan for fiscal 2010, neither Ms. Kanouff nor Mr. Goldfarb were eligible to receive sales commissions subsequent to the first quarter of fiscal 2011 during which the fiscal 2011 compensation plan was established. The Committee made this change to align the compensation structure of Ms. Kanouff and Mr. Goldfarb with our other named executive officers. In connection with this change, the Committee made a corresponding increase to the base salary of Ms. Kanouff and Mr. Goldfarb.

In determining the targets and payouts at target performance levels for each of the objectives, the Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. Within that framework, the Committee set a fiscal 2011 GAAP revenue target of $225 million and a fiscal 2011 non-GAAP net income target of $8 million. The Committee retained discretion to adjust these targets during the year, including discretion to reflect unusual or non-recurring items. The Committee did not establish limits for itself with respect to exercise of this discretion, and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate performance relative to the market conditions.

In establishing financial targets and potential payout targets for the named executive officers, the Committee provided for additional cash and/or RSU payouts in the event that the revenue or non-GAAP net income targets were exceeded, while establishing an upward limit on compensation awarded for exceeding the revenue target. The Committee also provided for a decreasing amount of cash and/or RSU payouts in the event that the revenue or non-GAAP net income target, as applicable, were not met, while establishing a floor with respect to each objective below which no corresponding payout would be made. These provisions were established to provide incentive to our officers to exceed the financial targets, as well as to provide some form of payout for performance that approaches but may not meet the established targets. The Committee implemented this structure to ensure that our compensation programs support our overall compensation objectives.

The Committee structured the performance-based compensation to be a mixture of cash and/or equity awards in the form of RSUs. In determining an allocation between equity and cash incentive-based compensation, the Committee generally seeks to have recipients earn greater value from equity awards than from cash awards. This weighting toward equity awards is done because the Committee believes that equity-based incentive compensation further aligns the interests of the executive officers with those of the stockholders, increases executive ownership of our stock, discourages excessive levels of risk taking, and enhances executive retention in a challenging business environment and competitive labor market.

Both the revenue and non-GAAP net income thresholds established pursuant to the fiscal 2011 compensation plans were exceeded, resulting in the Committee making the determination that incentive compensation payouts be made. Consistent with the Committee’s general desire to strengthen the alignment of interests between the named executive officers and the stockholders, the Committee decided to issue RSUs to the executive officers to satisfy the incentive compensation awards that otherwise would have been satisfied in cash.

As disclosed in our Annual Report on Form 10-K, while there remained 603,719 shares available for issuance as of January 31, 2011 under our Amended and Restated 2005 Equity Compensation and Incentive Plan, only 87,995 shares were available for the issuance of RSUs. Accordingly, the grants of RSUs made to our executive officers with respect to fiscal 2011 incentive compensation are contingent on stockholder approval of our proposed new 2011 Compensation and Incentive Plan, as described in this proxy statement, as there did not remain a sufficient number of RSUs available for grant under SeaChange’s Amended and Restated 2005 Equity Compensation and Incentive Plan to fulfill these awards. In total, an aggregate of 280,041 RSUs have been committed to be issued to our named executive officers with respect to our fiscal 2011 performance-based incentive compensation plans, with such RSUs to vest over a three year period.

Similar to prior years, because the grant date for purposes of FASB ASC Topic 718 of the performance-based compensation was after fiscal year-end, these awards are not reflected in the Summary Compensation Table. Rather, the amounts reflected in the Summary Compensation Table on page 33 under the heading “Stock Awards” for a given fiscal year, such as 2011, are the grants or awards for which the grant date for purposes of FASB ASC Topic 718 occurred in that year, being the grants made with respect to the prior year’s performance-based compensation plan.

Because of this difference, we have included the table below that instead presents all compensation amounts related to a given fiscal year in a single line item, so that both equity and cash payments under the fiscal 2011 performance-based compensation plan are presented as fiscal 2011 compensation amounts, regardless of whether determined and/or paid during or subsequent to fiscal 2011. Amounts for fiscal 2010 and 2009 are presented on the same basis as fiscal 2011.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
William C.	2011	452,083	-	938,828	-	-	-	1,390,911
Styslinger, III	2010	420,000	-	-	-	-	-	420,000
Chief Executive Officer,	2009	438,750	-	551,321	-	408,960	-	1,399,031
Chairman of the Board, Director

Yvette Kanouff	2011	359,081	-	437,838	-	49,918	-	846,837
President and Chief	2010	236,323	-	151,101	-	283,486	-	670,910
Strategy Officer	2009	231,634	-	221,902	-	487,888	26,508	967,932

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Kevin M. Bisson	2011	341,979	-	254,685	-	-	-	596,664
Chief Financial Officer,	2010	330,750	-	-	-	-	-	330,750
Senior Vice President,	2009	324,188	-	144,987	-	-	-	469,175
Finance and
Administration,
Treasurer and Secretary

Ira Goldfarb	2011	300,000	-	382,031	-	99,836	-	781,867
Senior Vice President,	2010	150,000	-	-	-	392,972	-	542,972
Worldwide Sales	2009	150,000	-	170,130	-	417,344	-	737,474

Anthony Kelly	2011	301,896	-	305,358	-	-	-	607,254
Senior Vice President,
ODG (6)

Bruce Mann (7)	2011	209,764	-	-	-	-	103,594	313,358
Former Senior Vice	2010	279,588	-	-	-	80,790	-	360,378
President,Network
Storage Engineering

Edward Dunbar (8)	2011	56,250	-	-	-	-	416,131	472,381
Former President and	2010	361,442	400,000	-	192,431	-	-	953,873
Chief Operating Officer

(1)
Reflects a bonus to Mr. Dunbar in accordance with his initial employment offer, paid $200,000 on the commencement of Mr. Dunbar's employment and $200,000 on February 1, 2010, earned based on Mr. Dunbar's continuous employment with SeaChange through that date.

(2)
Amounts in the Stock Awards column reflect the grant date fair value of the restricted stock units earned by the officer relating to the applicable fiscal year, as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.  With respect to the awards relating to fiscal 2011, grant date fair value was calculated using an assumed grant date of January 31, 2011, as the actual grant of these awards is contingent upon stockholder approval of the 2011 Compensation and Incentive Plan.

(3)
This expense represents the grant date fair value of the applicable option awards, as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.

(4)
The Non-Equity Incentive Plan Compensation column reflects the cash awards made to the named executive officers under the fiscal 2011, 2010, and 2009 performance-based compensation plans.  For fiscal years 2011, 2010 and 2009, the Non-Equity Incentive Plan Compensation column includes $49,918, $196,486 and $215,840, respectively, in sales commissions earned by Ms. Kanouff.  For Messrs. Goldfarb and Mann, all of the amounts included in the Non-Equity Incentive Plan Compensation column represent sales commissions earned relating to the fiscal years shown.

(5)
The All Other Compensation column includes Company contributions to a Named Executive Officer’s 401(k) Plan account, perquisites and other personal benefits received by a Named Executive Officer to the extent such benefits exceeded $10,000 in the aggregate relating to the fiscal year.  In the case of Mr. Mann, the amount includes $103,594 paid to Mr. Mann in fiscal 2011 pursuant to his separation agreement dated October 19, 2010; and in the case of Mr. Dunbar, the amount includes $416,131 paid to Mr. Dunbar in fiscal 2011, pursuant to his separation agreement dated March 10, 2010.

(6)
Compensation information related to Mr. Kelly is presented solely with respect to fiscal 2011, as Mr. Kelly was not a named executive officer in the fiscal years ended January 31, 2009 and January 31, 2010.

(7)
As disclosed in SeaChange’s Form 8-K filed October 21, 2010, Mr. Mann left SeaChange, effective October 19, 2010.  Mr. Mann is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee as of the date hereof.  Compensation information related to Mr. Mann is presented solely with respect to fiscal 2011 and 2010, as Mr. Mann was not a named executive officer in the fiscal year ended January 31, 2009.

(8)
As disclosed in SeaChange’s Form 8-K filed March 11, 2010, Mr. Dunbar left SeaChange, effective March 15, 2010.  Mr. Dunbar is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee of SeaChange as of the date hereof.

Compensation paid to our named executive officers is subject to a policy regarding compensation reimbursement, or a “clawback” policy, as described in our Code of Ethics and Business Conduct, a copy of which is available on our website of www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. The policy provides that in the event that our financial results are significantly restated, the Board of Directors will review any compensation, other than base salary, paid or awarded to any executive officer found to have engaged in fraud or intentional misconduct that caused the need for the restatement. The Board will, to the extent permitted by law, require the executive officer to repay any such compensation if:

•	the amount of such compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement; and
•	such compensation would have been lower than the amount actually awarded had the financial results been properly reported.

Compensation paid to our named executive officers in the form of equity is also subject to our stock retention and ownership guidelines that apply to our directors and senior officers, as described in our Corporate Governance Guidelines, a copy of which is available on our website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. These guidelines provide that by the later of December 16, 2015 and six years following appointment to office:

•	each non-employee director is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 40,000 shares;
•	the Chief Executive Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 250,000 shares;
•	the President and the Chief Financial Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 75,000 shares; and
•	each Senior Vice President that is an executive officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 50,000 shares.

Prior to meeting the stock ownership targets, each non-employee director and senior executive officer is encouraged, but is not required, to retain a meaningful portion of shares of stock acquired by the non-employee director or officer in order to progress toward the stock ownership targets, other than shares of stock sold to pay taxes and/or applicable exercise price with respect to an equity award. Upon meeting the stock ownership targets, each non-employee director and senior executive officer is required thereafter to retain not less than 25% of all shares of stock acquired by the non-employee director or officer, other than shares of stock sold to pay taxes and/or the applicable exercise price with respect to an equity award. In addition, upon any termination of service for a non-employee director and upon voluntary termination of service for a senior executive officer, such director or officer must wait at least 90 days before selling any shares. In the case of hardship or other compelling personal requirements, the stock ownership targets may be waived to permit the sale of shares by the affected person.

We have made, and from time to time continue to make, grants of stock options and RSUs to eligible employees based upon our overall financial performance and their individual contributions. Stock options and RSUs are designed to align the interests of our executives and other employees with those of our stockholders by encouraging them to enhance the value of SeaChange.  In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the individual to remain an employee.  We do not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Change in Control and Termination Benefits

We have entered into change in control severance agreements with each of our North America based named executive officers.  Mr. Kelly is not party to a change in control severance agreement, but is party to an executive service agreement, dated as of September 23, 2005, with us that provides for payment of 12 months base salary on termination without cause, whether or not in connection with a change of control.

Each of our change in control severance agreements was amended, effective December 21, 2009, to remove the “parachute payment” tax gross-up under Section 280G of the Internal Revenue Code of 1986, as amended.  In addition, on June 1, 2010, we amended Mr. Styslinger’s change in control severance agreement to increase the amount payable to Mr. Styslinger upon a Covered Termination, as defined in the existing agreement, from two times base salary and one times the annual bonus, to three times base salary and one times the annual bonus.  The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal 2011 year-end, are described in detail on page 38 under the heading entitled “Potential Payments Upon Termination or Change in Control.”

The change-in-control agreements are designed to provide an incentive to remain an employee leading up to and following a change in control. As discussed below, the agreements are tailored to provide for incremental benefits upon a change in control and upon termination of employment in the period subsequent to a change in control. The Committee believes that this layered method of compensation enhances stockholder value by providing the incentives for an executive officer to remain an employee through a change in control.

Given the range in individual situations among our executive officers and the desire to provide a relatively uniform basis of benefits among these individuals, the Committee has determined that it is appropriate for each of the executive officers to continue to be party to these change-in-control severance agreements.

In connection with Mr. Dunbar ceasing to be an employee of SeaChange, effective March 15, 2010, we entered into a separation agreement with Mr. Dunbar pursuant to which Mr. Dunbar continued to receive his base salary through April 13, 2011 and the 60,000 stock options previously granted to Mr. Dunbar upon joining SeaChange were accelerated to be fully vested and exercisable through March 15, 2011.

In connection with Mr. Mann ceasing to be an employee of SeaChange, effective October 19, 2010, we entered into a separation agreement with Mr. Mann pursuant to which Mr. Mann will receive a gross amount equal to 32 weeks of his base salary, payable in equal installments on our regular payroll schedule, and RSUs for 31,170 shares of our stock previously granted to Mr. Mann were accelerated to be fully vested.

General Employee Welfare Benefits

We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans.  We offer a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis.  We also maintain medical, disability and life insurance plans and other benefit plans for our employees.

Fiscal 2012 Executive Compensation Components

Prior to setting executive compensation for fiscal 2012, the Committee again consulted with Pearl Meyer & Partners to confirm the suitability of the existing compensation framework and to make recommendations with respect to the adoption of SeaChange’s proposed 2011 Compensation and Incentive Plan, as described herein.  Based on this consultation, the Committee determined to continue the existing compensation framework for fiscal 2012, and to continue to make reference to the same peer company group, adjusted for companies that had been acquired in the past year.

The principal components of fiscal 2012 executive compensation are as follows, the same as existed for fiscal 2011 executive compensation:

•	base salary;
•	performance-based incentive compensation;
•	change in control and termination benefits; and
•	general employee welfare benefits.

Within this framework, the Committee established the specific compensation programs for our executive officers.  Under the fiscal year 2012 plans, Mr. Styslinger will be eligible for a target bonus of a grant of 125,000 restricted stock units (RSUs) and additional RSUs with a value of $330,000 as of January 31, 2012; Ms. Kanouff will be eligible for a target bonus of a grant of 48,000 RSUs, additional RSUs with a value of $275,000 as of January 31, 2012 and a cash award of $75,000; Mr. Bisson will be eligible for a target bonus of a grant of 40,000 RSUs, additional RSUs with a value of $88,000 as of January 31, 2012 and a cash award of $75,000; Mr. Goldfarb will be eligible for a target bonus of a grant of 38,000 RSUs, additional RSUs with a value of $275,000 as of January 31, 2012 and a cash award of $75,000; and Mr. Kelly will be eligible for a target bonus of a grant of 40,000 RSUs, additional RSUs with a value of $247,500 as of January 31, 2012 and a cash award of ₤66,670 ($100,005).

This performance-based compensation is earned based on our achievement of overall company financial objectives for fiscal 2012 related to revenue and non-GAAP net income. In the case of Messrs. Styslinger, Bisson, Goldfarb and Kelly and Ms. Kanouff, a portion of their respective target incentive compensation is based on individualized performance-based objectives.  These objectives will be further discussed in our proxy statement relating to our 2012 annual meeting of stockholders.

Similar to prior years, grants or awards of fiscal 2012 performance-based compensation will be determined by the Committee upon conclusion of our 2012 fiscal year, with the RSUs to vest in equal annual installments over three years.  All of the grants of RSUs are subject to availability of RSUs for grant under SeaChange’s proposed 2011 Compensation and Incentive Plan, as described herein. The fiscal 2012 performance-based compensation plans also provide that the Committee has the discretion to determine the amount, if any, of incentive compensation awarded under the plans whether or not the criteria are satisfied, and also provide that the amount of the incentive compensation may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are important considerations for the Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation – while ensuring an appropriate and transparent impact on reported net income and other closely followed financial measures.

In making its compensation decisions, the Committee has considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. As a result, the Committee has designed much of the total compensation packages for the named executive officers to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m), if the Committee considers the tax consequences and determines that nevertheless those non-deductible elements are in our best interests.

Summary Compensation Table

The following table sets forth summary information regarding the compensation of SeaChange’s named executive officers in fiscal 2011, 2010 and 2009.

As described above in Compensation Discussion and Analysis, grants or awards of performance-based compensation are made after fiscal year-end, when performance against the previously established metrics may be assessed by the Committee.  With respect to SeaChange’s performance-based compensation plans, this has resulted in the grant date for purposes of FASB ASC Topic 718 being after the fiscal year-end to which the grant relates, such that the amounts reflected below under the headings “Stock Awards” for a given fiscal year, such as 2011, are the grants or awards made against the prior year’s performance-based compensation plan.  However, performance-based compensation paid in cash after fiscal year-end but earned in the prior fiscal year is reflected below under the heading “Non-Equity Incentive Plan Compensation” or “Bonus,” as applicable, in the fiscal year in which that compensation was earned, regardless of when paid.  Because of this difference, we have included at page 27 a supplemental table that presents all compensation amounts related to a given fiscal year in a single line item.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
William C.	2011	452,083	-	-	-	-	-	452,083
Styslinger, III	2010	420,000	-	551,321	-	-	-	971,321
Chief Executive Officer,	2009	438,750	-	664,302	-	408,960	-	1,512,012
Chairman of the Board, Director

Yvette Kanouff	2011	359,081	-	151,101	-	49,918	-	560,100
President and Chief	2010	236,323	-	221,902	-	283,486	-	741,711
Strategy Officer	2009	231,634	-	186,346	-	487,888	26,508	932,376

Kevin M. Bisson	2011	341,979	-	-	-	-	-	341,979
Chief Financial Officer,	2010	330,750	-	144,987	-	-	-	475,737
Senior Vice President,	2009	324,188	-	301,955	-	-	-	626,143
Finance and
Administration,
Treasurer and Secretary

Ira Goldfarb	2011	300,000	-	-	-	99,836	-	399,836
Senior Vice President,	2010	150,000	-	170,130	-	392,972	-	713,102
Worldwide Sales	2009	150,000	-	252,834	-	417,344	-	820,178

Anthony Kelly	2011	301,896	-	-	-	-	-	301,896
Senior Vice President,
ODG (6)

Bruce Mann (7)	2011	209,764	-	-	-	-	103,594	313,358
Former Senior Vice	2010	279,588	-	165,064	-	80,790	-	525,442
President,Network
Storage Engineering

Edward Dunbar (8)	2011	56,250	-	-	-	-	416,131	472,381
Former President and	2010	361,442	400,000	-	192,431	-	-	953,873
Chief Operating Officer

(1)
Reflects a bonus to Mr. Dunbar in accordance with his initial employment offer, paid $200,000 on the commencement of Mr. Dunbar's employment and $200,000 on February 1, 2010, earned based on Mr. Dunbar's continuous employment with SeaChange through that date.

(2)
This expense represents the grant date fair value of the applicable restricted stock unit awards as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.

(3)
This expense represents the grant date fair value of the applicable option awards, as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.

(4)
The Non-Equity Incentive Plan Compensation column reflects the cash awards made to the named executive officers under the fiscal 2011, 2010, and 2009 performance-based compensation plans.  For fiscal years 2011, 2010 and 2009, the Non-Equity Incentive Plan Compensation column includes $49,918, $196,486 and $215,840, respectively, in sales commissions earned by Ms. Kanouff.  For Messrs. Goldfarb and Mann, all of the amounts included in the Non-Equity Incentive Plan Compensation column represent sales commissions earned relating to the fiscal years shown.

(5)
The All Other Compensation column includes Company contributions to a Named Executive Officer’s 401(k) Plan account, perquisites and other personal benefits received by a Named Executive Officer to the extent such benefits exceeded $10,000 in the aggregate relating to the fiscal year.  In the case of Mr. Mann, the amount includes $103,594 paid to Mr. Mann in fiscal 2011 pursuant to his separation agreement dated October 19, 2010; and in the case of Mr. Dunbar, the amount includes $416,131 paid to Mr. Dunbar in fiscal 2011, pursuant to his separation agreement dated March 10, 2010.

(6)
Compensation information related to Mr. Kelly is presented solely with respect to fiscal 2011, as Mr. Kelly was not a named executive officer in the fiscal years ended January 31, 2009 and January 31, 2010.

(7)
As disclosed in SeaChange’s Form 8-K filed October 21, 2010, Mr. Mann left SeaChange, effective October 19, 2010.  Mr. Mann is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee as of the date hereof.  Compensation information related to Mr. Mann is presented solely with respect to fiscal 2011 and 2010, as Mr. Mann was not a named executive officer in the fiscal year ended January 31, 2009.

(8)
As disclosed in SeaChange’s Form 8-K filed March 11, 2010, Mr. Dunbar left SeaChange, effective March 15, 2010.  Mr. Dunbar is a named executive officer for the fiscal year ended January 31, 2011, but is no longer an executive officer or employee of SeaChange as of the date hereof.

Grants of Plan-Based Awards

No equity awards were granted under the fiscal year 2011 performance-based incentive plan during fiscal 2011.  Awards of restricted stock units under the fiscal year 2011 performance-based incentive plan were made in March 2011, subject to stockholder approval of the 2011 Compensation and Incentive Plan.  Accordingly, these awards are not reflected in the Summary Compensation Table above or the Grant of Plan-Based Awards table below.

Listed below is the grant of restricted stock units made during the fiscal year ended January 31, 2011 with respect to the fiscal year 2010 performance-based incentive plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
William C. Styslinger, III	-	-	-
Yvette Kanouff	4/5/2010	20,120	$151,101
Kevin M. Bisson	-	-	-
Ira Goldfarb	-	-	-
Anthony Kelly	-	-	-
Bruce Mann	-	-	-
Edward Dunbar	-	-	-

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2011 granted to each of SeaChange’s named executive officers.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William C. Styslinger, III	2,380	-	18.75	4/20/11	29,310	242,687
	52,620	-	18.75	4/20/11
	55,000	-	13.76	4/4/12
	46,875	-	7.00	3/5/13
	40,000	-	15.59	11/4/13
	20,000	-	14.56	12/4/13
	20,000	-	15.62	3/4/14
	40,000	-	12.21	5/24/14
	20,000	-	14.47	8/4/14
	20,000	-	17.39	11/4/14

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Yvette Kanouff	7,000	-	13.76	4/4/12	25,211	208,747
	3,500	-	13.24	5/24/12
	4,500	-	10.72	5/27/13
	4,500	-	10.33	8/4/13
	4,500	-	15.59	11/4/13
	5,000	-	15.62	3/4/14
	2,118	-	12.21	5/24/14
	2,882	-	12.21	5/24/14
	5,000	-	14.47	8/4/14
	5,000	-	17.39	11/4/14
Kevin Bisson	-	-	-	-	7,708	63,822
Ira Goldfarb	9,000	-	13.76	4/4/12	9,044	74,884
	4,500	-	13.24	5/24/12
	4,500	-	6.20	8/5/12
	4,500	-	6.05	11/4/12
	16,000	-	7.00	3/5/13
	4,500	-	10.72	5/27/13
	4,500	-	10.33	8/4/13
	4,500	-	15.59	11/4/13
	6,250	-	15.62	3/4/14
	6,250	-	12.21	5/24/14
	6,045	-	14.47	8/4/14
	205	-	14.47	8/4/14
	6,250	-	17.39	11/4/14
Anthony Kelly	-	-	-	-	10,628	88,000
Bruce Mann	-	-	-	-	-	-
Edward Dunbar	60,000	-	6.23	3/15/11	-	-

(1)
All options in the table above, other than with respect to Mr. Dunbar, were granted under the Company’s Amended and Restated 1995 Stock Option Plan (the “1995 Plan”).  Under the 1995 Plan, one quarter of the options vest and become exercisable after one year and the balance vest and become exercisable over the next three years quarterly in equal installments.  In fiscal 2006, the Company accelerated the vesting of certain unvested stock options with exercise prices equal to or greater than $9.00 per share that were previously awarded under the 1995 Plan.  The options in the table above with respect to Mr. Dunbar were granted under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan, with one-third vesting after one year and the balance becoming exercisable over the next two years quarterly in equal installments.

(2)
These columns show the number of shares of Common Stock represented by unvested restricted stock units at January 31, 2011.  Each of these restricted stock units was granted as part of an award that provided for vesting over a period of three years.  The remaining vesting dates for these unvested restricted stock units are as follows:

Name	Number of Restricted Stock Units That Have Not Vested	Date of Grant	Vesting Dates
William C. Styslinger, III	29,310	4/30/09	1/31/12
Yvette Kanouff	11,797	4/30/09	1/31/12
	13,414	4/5/10	1/31/12, 1/31/13
Kevin M. Bisson	7,708	4/30/09	1/31/12
Ira Goldfarb	9,044	4/30/09	1/31/12
Anthony Kelly	10,628	4/30/09	1/31/12
Bruce Mann	-	-	-
Edward Dunbar	-	-	-

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
William C. Styslinger, III	-	-	59,274	490,789
Yvette Kanouff	-	-	26,908	222,798
Kevin M. Bisson	-	-	21,328	176,596
Ira Goldfarb	-	-	20,449	169,318
Anthony Kelly	-	-	10,629	88,008
Bruce Mann	-	-	31,170	234,087
Edward Dunbar	-	-	-	-

(1)
The value realized upon vesting of the restricted stock units shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

SeaChange does not offer defined benefit plans to its employees.

Nonqualified Deferred Compensation

SeaChange does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments upon Termination or Change in Control

As explained above, SeaChange has entered into change in control severance agreements with each of its North America based named executive officers.  Mr. Kelly is not party to a change in control severance agreement, but is party to an executive service agreement, dated as of September 23, 2005, with SeaChange that provides for payment of 12 months base salary on termination without cause, whether or not in connection with a change of control.

Under the change in control severance agreements that SeaChange is a party to with its named executive officers, other than Mr. Kelly, a “change in control” means any of the following:

•
the members of the Board of Directors of SeaChange at the beginning of any consecutive 12-calendar month period (“Incumbent Directors”) ceasing for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 12-calendar month period shall be deemed to be an Incumbent Director;

•
any consolidation or merger whereby the stockholders of SeaChange immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger;

•
any sale or other transfer of all or substantially all of the assets of SeaChange to another entity, other than an entity of which at least 50% of the combined voting power is owned by stockholders in substantially the same proportion as their ownership of SeaChange prior to the transaction;

•	any approval by the stockholders of SeaChange of a plan for liquidation or dissolution of SeaChange; or
•	any corporation or other person acquiring 40% or more of the combined voting power of SeaChange.

Upon a change in control, pursuant to the change in control severance agreements all of the executive’s unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable, and any and all restricted stock and restricted stock rights then held by the executive shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law.  In the event of a subsequent termination of the executive’s employment for any reason, all of the stock options and stock appreciation rights then held by the executive shall become exercisable for the lesser of (i) the remaining applicable term of the particular award or (ii) three years from the date of termination. In addition, if within one or two years following a Change in Control the employment of the executive is terminated (i) by SeaChange other than for specified causes, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following:

•
(i) for Mr. Styslinger, three times his annual base salary plus one times his bonus for the preceding year, or, if larger, the year prior to that, and (ii) for executives other than Mr. Styslinger, two times his or her annual base salary plus one times his or her bonus for the preceding year, or, if larger, the year prior to that;

•	for a period of two years, continued health, life and disability benefits;
•	outplacement services for up to one year following termination;
•	up to $5,000 of financial planning services; and
•	accrued vacation pay.

As discussed above in Compensation Discussion and Analysis, each of the change-in-control severance agreements was amended, effective December 21, 2009, to remove the “parachute payment” tax gross-up under Section 280G under the Internal Revenue Code of 1986, as amended.  Mr. Styslinger’s change-in-control severance agreement was further amended, effective June 1, 2010, to change the multiple of his base salary that is payable under the conditions set forth in the agreement from two times his annual base salary to three times his annual base salary.

As a condition to the receipt by the executive of any payment or benefit under the change-in-control severance agreement, the executive must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The following table shows the payments to which SeaChange’s named executive officers, other than Messrs. Dunbar and Mann, would have been entitled pursuant to his or her change-in-control severance agreement or, in the case of Mr. Kelly, his executive service agreement, had employment been terminated as of January 31, 2011 in circumstances that would have triggered the change-in control severance agreement or executive service agreement, as applicable.

Potential Payments Upon Termination or Change in Control

Name	Salary ($)(1)	Non-Equity Incentive Plan Compensation($)(1)	Equity Incentive Plan Compensation($)(1)	Benefits($)(2)	Equity Awards ($)(3)
William C. Styslinger, III	1,425,000	408,960	551,321	46,809	242,687
Yvette Kanouff	800,000	272,048	221,902	56,278	208,747
Kevin M. Bisson	700,000	-	144,987	56,278	63,822
Ira Goldfarb	700,000	-	170,130	56,278	74,884
Anthony Kelly	310,252	-	-	-	-

(1)
For Mr. Styslinger, reflects three times his base salary and one times his bonus.  For executives other than Mr. Styslinger and Mr. Kelly, reflects two times the executive’s base salary and one times the executive’s bonus.  For executives other than Mr. Styslinger and Mr. Kelly, the salary and bonus payment may not exceed the amount to which Mr. Styslinger is entitled.  For Mr. Kelly, reflects 12 months base salary.

(2)
Reflects the continuation of each named executive officer’s benefits under group benefit plans consisting of medical, dental, group life and disability and outplacement and financial planning services.

(3)
Reflects the value of all unvested stock options and restricted stock units that would vest as a result of the termination.  The amounts are based on (i) in the case of accelerated options, the excess of the SeaChange January 31, 2011 closing common stock price over the applicable exercise price, and (ii) in the case of accelerated restricted stock units, the SeaChange closing common stock price as of January 31, 2011 multiplied by the number of unvested restricted stock units as of January 31, 2011.  The grant date fair value of restricted stock unit awards have previously been disclosed in the Summary Compensation Table.

As disclosed in SeaChange’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2010, in connection with the termination of Mr. Dunbar’s employment, SeaChange and Mr. Dunbar entered into a separation agreement, dated as of March 10, 2010 pursuant to which Mr. Dunbar continued to receive his base salary through April 13, 2011 and the 60,000 stock options previously granted to Mr. Dunbar upon joining SeaChange were accelerated to be fully vested and exercisable through March 15, 2011. In addition, Mr. Dunbar remains bound by the terms of his previously executed Noncompetition, Nondisclosure and Developments Agreement which provides for a one-year post-employment noncompetition and nonsolicitation period.

As disclosed in SeaChange’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2010, in connection with the termination of Mr. Mann’s employment, SeaChange and Mr. Mann entered into a separation agreement, dated as of October 19, 2010 pursuant to which Mr. Mann will continue to receive $184,616 (less applicable deductions) in 16 bi-weekly equal installments on SeaChange’s regular payroll schedule and the 31,170 unvested restricted stock units previously granted to Mr. Mann were accelerated to be fully vested. In addition, Mr. Mann remains bound by the terms of the Noncompetition, Nondisclosure and Developments Agreements which provides for a one-year post-employment noncompetition and nonsolicitation period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Thomas F. Olson, Chair
Raghu Rau
Carmine Vona

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Olson, Rau and Vona.  No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein.  No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing shareholders with the opportunity at the 2011 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the shareholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the heading “Compensation Discussion and Analysis.”

The Board has implemented an executive compensation program that rewards performance and is designed to attract, retain and motivate the key individuals who are most capable of contributing to SeaChange’s success and building long-term value for its stockholders. This compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved. SeaChange believes that the variability in these payouts indicates that its annual compensation plans effectively reward its executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance. The Compensation Committee retains discretion as to final payouts under the incentive compensation plans to ensure the goals of the overall program are met. SeaChange believes that the compensation program is centered on a pay-for-performance philosophy and is strongly aligned with the long-term interests of shareholders.

The historical payouts under the executive compensation incentive plan are evidence of the pay for performance structure of SeaChange’s compensation program. For example, under the fiscal 2010 compensation plan, no payouts were made to the named executive officers related to the fiscal 2010 revenue or net income objectives due to the failure to meet the fiscal 2010 GAAP revenue target, the fiscal 2010 GAAP net income target, or the fiscal 2010 GAAP net income threshold. Notably, even though the GAAP revenue threshold with respect to the fiscal 2010 compensation plan was exceeded, the Compensation Committee exercised discretion not to make a payout due to SeaChange’s overall financial performance. In contrast, based on the improvement in operating results in fiscal 2011, payouts were made to the named executive officers under the fiscal 2011 compensation plan related to both the fiscal 2011 revenue and non-GAAP net income objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis beginning on page 22 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and which includes the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 33 through 40 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s executive compensation.

PROPOSAL NO. III

ADVISORY VOTE ON WHETHER THE ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

The Company is providing stockholders with the opportunity at the annual meeting to vote on the following advisory resolution, commonly known as “Say-on-Frequency”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 – Every year;
Choice 2 – Every two years;
Choice 3 – Every three years; or
Choice 4 – Abstain.

The Board believes that voting every year on “say-on-pay” would be the choice best suited for the Company because, among other things, an annual vote provides a regular, consistent means for the Company’s shareholders to provide feedback to the Board regarding the Company’s efforts to structure executive compensation programs that are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of shareholders.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering how frequently to hold “say-on-pay” advisory votes in the future.  The Company will report the results of the vote in a Form 8-K following the annual meeting.  In addition, the Company will disclose in a Form 8-K to be filed no later than December 17, 2011, 150 days subsequent to the date of the annual meeting, the decision by the Company as to the frequency of stockholder votes on executive compensation in light of the results of this advisory vote.

The Board of Directors recommends a vote “FOR” having the advisory vote to approve the compensation of the Company’s named executive officers EVERY YEAR.

PROPOSAL NO. IV

APPROVAL OF THE ADOPTION OF
SEACHANGE’S 2011 COMPENSATION
AND INCENTIVE PLAN

Currently, SeaChange has no meaningful further ability to make grants of restricted stock, restricted stock units (“RSUs”) or other non-stock option awards under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan (the “2005 Plan”).  As disclosed in our Annual Report on Form 10-K, while as of January 31, 2011, there remained 603,719 shares available for issuance under the 2005 Plan, only 87,995 shares remain available for the issuance of restricted stock units (RSUs).  The Board of Directors believes that equity-based and other performance-based compensation will continue to be essential to permit SeaChange to successfully continue the pursuit of its business objectives.  Accordingly, the Board is proposing for adoption by stockholders the 2011 Compensation and Incentive Plan (the “2011 Plan”) to permit the continued issuance by SeaChange of equity-based compensation and to provide for cash awards.  Upon approval of the 2011 Plan, the 2005 Plan will be terminated, and no further awards will be granted pursuant to the 2005 Plan.

The Board of Directors strongly believes that the grant of equity awards, and of RSUs in particular, is in the stockholder’s best interests because these awards provide an enhanced ability to recruit, retain and motivate SeaChange’s employees, and that without a continued ability to make such grants SeaChange would suffer a severe competitive disadvantage.  Approval of the 2011 Plan will also constitute shareholder approval of the material terms of the 2011 Plan for purposes of Section 162(m) of the Code so that Awards would be deductible for tax purposes, as further described below.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2011 Plan.

The principal features of the 2011 Plan include:

•
Minimum Vesting Periods: Generally, stock options granted under the 2011 Plan will have a minimum vesting period of no less than six (6) months and restricted stock, restricted stock units and other full value awards granted under the 2011 Plan will have a minimum vesting period of no less than one (1) year for awards granted subject to performance goals and no less than three (3) years for all other awards.  No more than 10% of the maximum aggregate shares authorized for issuance under the 2011 Plan may be granted in the form of Awards that do not comply with these minimum vesting periods.

•	No Discount Stock Options: The 2011 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of SeaChange’s stock on the date of grant.

•	Maximum Ten-Year Option Term: The 2011 Plan provides that stock options may not have a term greater than ten years.

•
No Liberal Share Counting:  The 2011 Plan does not permit the number of shares available for grant to be increased by actions such as the tendering of shares in payment of a stock option, the withholding of shares to satisfy tax withholding obligations, and shares repurchased with option proceeds.

•	No Repricing of Stock Options: The 2011 Plan prohibits the repricing of stock options without stockholder approval.

•
Performance-Based Awards:  The 2011 Plan enables SeaChange to grant equity and cash awards that constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), and includes categories of performance goals on which SeaChange may base an executive’s performance-based incentive compensation.

•
Independent Committee Administration: The 2011 Plan is administered by a committee of the Board whose members satisfy the independence requirements of applicable rules and regulations (the “Committee”).

•	Material Amendments to the 2011 Plan Require Stockholder Approval: The 2011 Plan provides that a material amendment to the 2011 Plan is not effective unless approved by SeaChange’s stockholders.

•
Awards Subject to Recovery:  Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such awards under the 2011 Plan are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

Summary of the 2011 Plan

The following description of the 2011 Plan is a summary only.  SeaChange strongly recommends that you read the complete text of the 2011 Plan which is attached as Appendix A hereto.

The purpose of the 2011 Plan is to provide equity ownership and compensation opportunities in SeaChange (each, an “Award”) to employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries, all of whom are eligible to receive Awards under the 2011 Plan.  Any person to whom an Award is granted will be called a “Participant.”

Administration

The 2011 Plan is administered by a committee composed solely of members of SeaChange’s board of directors that are “independent” under applicable rules and regulations (the “Committee”).  The Committee has the authority to grant and amend Awards, to establish performance goals with respect to such Awards, to adopt, amend and repeal rules relating to the 2011 Plan, to interpret and correct the provisions of the 2011 Plan and any Award, and to subject Awards to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.  The 2011 Plan also provides that, subject to certain limits provided for in the 2011 Plan, authority to grant Awards to employees may be delegated to one or more officers of SeaChange.

Authorized Shares

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2011 Plan is (i) 2,800,000 shares of Common Stock plus (ii) the number of shares that would have become available for issuance under the 2005 Plan following the adoption of the 2011 Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award will again be available for the grant of Awards under the 2011 Plan, provided that in no event shall the following shares of Common Stock be added to the foregoing plan limit:  (i) shares of Common Stock tendered in payment of an option, whether granted pursuant to the 2011 Plan or the 2005 Plan; (ii) shares of Common Stock withheld by SeaChange to satisfy any tax withholding obligation, whether pursuant to the 2011 Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by SeaChange with proceeds of options, whether granted pursuant to the 2011 Plan or the 2005 Plan.  Upon approval of the 2011 Plan, the 2005 Plan will be terminated and no further awards will be granted pursuant to the 2005 Plan.

Eligibility

Employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries are eligible to be granted Awards under the 2011 Plan.  Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of SeaChange and parent or subsidiaries of SeaChange.  The maximum number of shares with respect to which Awards may be granted to any one Participant under the 2011 Plan is 500,000 shares in any fiscal year.  Approximately 1125 persons were eligible to participate in the 2011 Plan as of January 31, 2011.

Types of Awards

Awards under the 2011 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, any other equity-based interests as the Committee shall determine, cash awards, or any combination thereof.  Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by performance goals.

Stock Options

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price.  The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant.  The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted).  No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), and regulations issued thereunder.  Options will expire no later than ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant.  No stock options can be granted under the 2011 Plan after July 20, 2021, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2011 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of SeaChange;

•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the option; or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Generally, options granted under the 2011 Plan shall have a minimum vesting period of no less than six (6) months.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

Restricted Stock, Restricted Stock Units and Other Equity Awards

The 2011 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee.  Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.  All of the shares being approved for issuance under the 2011 Plan may be granted as Awards of restricted stock, restricted stock units or other non-stock option Awards.

Generally, restricted stock, restricted stock units and other full value Awards under the 2011 Plan shall have a minimum vesting period of no less than one (1) year for Awards granted subject to performance goals and no less than three (3) years for all other Awards.

Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares.  A Participant holding restricted stock units may not vote the shares represented by a restricted stock unit and is not entitled to received any dividends with respect to shares represented by a restricted stock unit.

Cash Awards

The 2011 Plan provides the flexibility to grant cash Awards either alone, in addition to, or in tandem with other Awards granted under the 2011 Plan.  The Committee shall determine the terms and conditions of any such cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards, provided that no Participant may be granted a cash Award under the 2011 Plan that would result in a payment of more than $2 million during any one fiscal year of SeaChange.  SeaChange has included the flexibility to grant cash Awards pursuant to the 2011 Plan to enhance the ability to deduct the full value of compliant cash Awards, as described below under “Deductibility Under Section 162(m).”

Deductibility Under Section 162(m)

Section 162(m) of the Code places a limit of $1,000,000 on the amount SeaChange may deduct in any one year for compensation paid to its principal executive officer and its other three most highly-compensated executive officers other than SeaChange’s principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. For awards under the 2011 Plan to qualify for this exception, stockholders must approve the material terms of the 2011 Plan under which the Awards are paid. The material terms of the 2011 Plan include (i) the employees eligible to receive Awards under the plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. Performance goals will be based on one or more of the following business criteria determined with respect to SeaChange and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Transferability

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for stock-based Awards under the 2011 Plan and the per-Participant share limit;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

•	the repurchase price per security subject to repurchase; and

•
the terms of each other outstanding stock-based Award shall be adjusted by SeaChange (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards.  In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2011 Plan must be exercised by a certain date or shall be terminated, that any such Awards shall be terminated in exchange for a cash payment, or that any out of the money stock-based Awards be terminated.

Effect of Termination, Disability or Death

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.  In addition, other than in the case of equitable adjustments to outstanding Awards, without the prior approval of SeaChange’s stockholders, (i) no option or other stock-based Award that is not a full value Award may be amended to reduce the price at which such option or Award is exercisable, (ii) no option or other stock-based Award that is not a full value Award may be canceled in exchange for an option or other stock-based Award that is not a full value Award with an exercise price that is less than the exercise price of the original option or stock-based Award that is not a full value Award, (iii) no option or other stock-based Award that is not a full value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities, and (iv) no option or other stock-based Award that is not a full value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

Termination of 2011 Plan; Amendments

Awards may be granted under the 2011 Plan at any time prior to July 20, 2021.  The Committee may amend, suspend or terminate the 2011 Plan or any portion thereof at any time, provided, however, that any “material amendment” as defined by the 2011 Plan will not be effective unless approved by SeaChange’s stockholders.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2011 Plan.

Federal Income Tax Consequences

Incentive Stock Options

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under SeaChange’s 2011 Plan.

1.  In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to SeaChange upon either the grant or exercise of an ISO.

2.  If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3.  If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.  In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes.

5.  Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6.  Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.  An optionee may be entitled to exercise an ISO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee.  If an optionee exercises an ISO in such fashion, special rules will apply.

8.  In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules.  The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption.  In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income.  A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax.  A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Nonstatutory Stock Options

The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“NSOs”) granted under the 2011 Plan:

1.  The optionee generally does not realize any taxable income upon the grant of a NSO, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

2.  The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.  When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income).  If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.  SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5.  An optionee may be entitled to exercise a NSO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee.  If an optionee exercises a NSO in such fashion, special rules will apply.

Restricted Stock and Restricted Stock Unit Awards

The following general rules are applicable under current federal income tax law to Awards of restricted stock and restricted stock units under the 2011 Plan:

1.  The recipient of restricted stock units will not recognize taxable income at the time of a grant of a restricted stock unit, and SeaChange will not be entitled to a tax deduction at that time.  The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the Award, equal to the fair market value of any shares delivered and the amount of cash paid.  SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

2.  The recipient of restricted stock will not recognize taxable income at the time of a grant of a restricted stock Award, and SeaChange will not be entitled to a tax deduction at such time, unless the Participant makes an election under Section 83(b) of the Code to be taxed at that time.  If that election is made, the Participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  If such election is not made, the Participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  SeaChange will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a Participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income.  SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Cash Awards.

The following general rules are applicable under current federal income tax law to cash Awards under the 2011 Plan:

1. Participants granted a cash Award generally will recognize ordinary income at the time of payment of the cash Award equal to the amount paid.

2. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A Participant who receives accelerated vesting, exercise or payment of Awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code.  In such event, the Participant may be subject to a 20% excise tax and SeaChange may be denied a tax deduction for such payments.

It is the intention of SeaChange that Awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions.  However, if an Award is subject to and fails to comply with the requirements of Section 409A, the Participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, prior to the time when the compensation is received.  In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the Participant with respect to such amounts.

The foregoing general tax discussion is intended for the information of SeaChange’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to Participants in the 2011 Plan.

Summary of Awards Committed to be Granted Pursuant to the 2011 Plan

As previously disclosed, as of January 31, 2011, there remained only 603,719 shares available for issuance under the 2005 Plan, of which only 87,995 shares remained available for the issuance of RSUs.  Accordingly, all grants of equity awards by SeaChange since January 31, 2011 have been made pursuant to the proposed 2011 Plan, contingent on stockholder approval of the 2011 Plan, including grants to SeaChange’s named executive officers of 280,041 RSUs pursuant to SeaChange’s fiscal 2011 performance-based incentive compensation plans and of 64,309 RSUs pursuant to discretionary grants otherwise made during fiscal 2012.  Set forth below is a summary of the awards that the Committee has, as of the date hereof, committed to make pursuant to the 2011 Plan, subject to stockholder approval thereof, to the persons specified below.

New Plan Benefits Table
2011 Compensation and Incentive Plan

Name and Position	Dollar value ($)(a)	Number of RSUs(b)
William C. Styslinger, III Chief Executive Officer, Chairman of the Board, Director	$1,338,826	161,694
Yvette Kanouff President and Chief Strategy Officer	$462,678	55,879
Kevin M. Bisson Chief Financial Officer, Senior Vice President, Finance and Administration, Treasurer and Secretary	$337,485	40,759
Ira Goldfarb Senior Vice President, Worldwide Sales	$406,871	49,139
Anthony Kelly Senior Vice President, ODG	$305,358	36,879
All current executive officers as a group	$3,943,292	476,243
All employees who are not executive officers as a group	$1,683,423	203,312

(a)  Represents the fair value as of January 31, 2011 for financial statement reporting purposes as computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures relating to vesting conditions.

(b)  All RSUs will provide for vesting over a three year period.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2011 Plan.

PROPOSAL NO. V

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP currently serves as SeaChange’s independent registered public accounting firm.  The Board of Directors is seeking ratification of the Audit Committee’s selection of Grant Thornton LLP to continue to serve as the registered public accounting firm for the fiscal year ending January 31, 2012.

Independent Registered Public Accounting Firm for Fiscal Year 2012

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2012.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the selection of Grant Thornton LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice.  If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Grant Thornton LLP and will then take such action as it deems necessary.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

Fees for Services Provided by Grant Thornton LLP

The following table sets forth the aggregate fees for services provided by Grant Thornton LLP, SeaChange’s independent registered public accounting firm for the fiscal years ended January 31, 2011 and 2010.

	2011	2010
Audit Fees	$1,327,776	$1,010,328
Tax Fees	—	6,864
All Other Fees	—	—
Total:	$1,327,776	$1,017,192

Audit Fees.    These are aggregate fees billed for professional services rendered by Grant Thornton LLP for the fiscal year ended January 31, 2011, and for the fiscal year ended January 31, 2010 for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual reports on Form 10-K, (b) reviews of the quarterly financial information included in SeaChange’s Quarterly Reports on Form 10-Q for each such fiscal year and (c) reviews of SEC filings, as well as fees for audit services rendered by Grant Thornton LLP during fiscal 2010 in connection with SeaChange’s acquisition of eventIS Group B.V. and VividLogic, Inc.

Tax Fees.    These are fees billed for professional services for tax compliance, tax advice and tax planning for the fiscal year ended January 31, 2010.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining Grant Thornton LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP, the independent registered public accounting firm.  The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Grant Thornton LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services.  To date, Audit Committee pre-approval has been sought for the provision of all services by Grant Thornton LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange.  In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews.  Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.  SeaChange has also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee plus customary disbursements not expected to exceed $10,000 in the aggregate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange.  Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings.  Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2011, and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2011, with the following exceptions:  (1) William C. Styslinger, III’s Statement of Changes in Beneficial Ownership filed on Form 4 on March 22, 2010, which reported a transaction that occurred on March 17, 2010, was required to be filed by March 19, 2010; (2) Edward Terino’s Statement of Changes in Beneficial Ownership filed on Form 4 on July 20, 2010, which reported a transaction that occurred on July 15, 2010, was required to be filed by July 19, 2010; (3) Erwin van Dommelen’s Statement of Changes in Beneficial Ownership filed on Form 4 on September 21, 2010, which reported a transaction that occurred on September 1, 2010, was required to be filed by September 3, 2010; and (4) Peter Feld’s Statement of Changes in Beneficial Ownership filed on Form 4, on January 24, 2011, which reported a transaction that occurred on January 19, 2011, was required to be filed by January 21, 2011.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

On September 1, 2009, SeaChange completed its acquisition of eventIS Group B.V. (“eventIS”) from a holding company in which Erwin van Dommelen, elected President of SeaChange Software in March 2010, has a 31.5% interest.  SeaChange has to date made cash payments to the holding company of $38.7 million and issued 75,000 restricted shares, which will vest in equal installments over three years beginning in fiscal 2012.  SeaChange is obligated to make additional fixed payments to the holding company of deferred purchase price under the eventIS share purchase agreement on each of the second and third anniversaries of the closing date, each such payment to be in an aggregate amount of $2.8 million with $1.7 million payable in cash and $1.1 million payable by the issuance of restricted shares of SeaChange common stock, which will vest in equal installments over three years starting on the first anniversary of the date of issuance.  Under the earnout provisions of the eventIS share purchase agreement, if certain performance goals are met over each of the three periods ending January 31, 2013, SeaChange will be obligated to make additional cash payments to the holding company.  For fiscal 2011, an earnout of $340,000 was earned and paid to the former shareholder of eventIS during the Company’s first quarter of fiscal 2012.

SeaChange is also party to agreements dated June 3 and December 16, 2010 with Ramius relating to the election of directors.  A description of these agreements is set forth above under the heading “Arrangements or Understandings Regarding the Selection of Certain Directors.”

Appendix A

SEACHANGE INTERNATIONAL, INC.

2011 COMPENSATION AND INCENTIVE PLAN

1.       Purpose and Eligibility.

The purpose of this 2011 Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”.  Additional definitions are contained in Section 12.

2.       Administration.

 a.           Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b.           Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number and type of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its Subsidiaries to be recipients of Awards created by the Company and (ii) determine the number, type and terms of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3.       Stock Available for Awards.

 a.           Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be (i) 2,800,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that would have become available for issuance under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan. If any Award granted pursuant to this Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  Notwithstanding the foregoing, in no event shall the following shares of Common Stock be added to the foregoing plan limit:  (i) shares of Common Stock tendered in payment of an Option, whether granted pursuant to this Plan or the 2005 Plan; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation, whether pursuant to this Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by the Company with proceeds of Options, whether granted pursuant to this Plan or the 2005 Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.           Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to acquire more than 500,000 shares of Common Stock.

c.           Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 10(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d.           Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4.       Stock Options.

a.           General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, Performance Goals (as defined in Section 9(b)), repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.           Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”  Subject to adjustment under Section 3(c), no more than 2,800,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

c.           Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d.           Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

e.           Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f.           Vesting of Options.  At the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options; provided, that all Options (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than six (6) months.  The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

g.           Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h.           Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)
at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i.           Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j.           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

           k.           Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5.       Restricted Stock.

a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b.           Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares.  Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c.           Vesting of Restricted Stock.  At the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award; provided, that all Restricted Stock Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards granted subject to Performance Goals and no less than three (3) years for all other Restricted Stock Awards.  The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

6.       Restricted Stock Unit.

a.           Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b.           Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit and does not give the Participant a right to receive any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock subject to a Restricted Stock Unit Award.

c.           Vesting of Restricted Stock Unit.  At the time of the grant of a Restricted Stock Unit Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit Award; provided, that all Restricted Stock Unit Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Unit Awards granted subject to Performance Goals and no less than three (3) years for all other Restricted Stock Unit Awards.  The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

7.       Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Goals, the grant of securities convertible into Common Stock and the grant of stock units.  The Committee shall determine the terms and conditions of any such Awards; provided, that all Awards granted pursuant to this Section 7 (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than six (6) months; provided, further, that all Awards granted pursuant to this Section 7 that are Full Value Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)) shall have a minimum vesting period of no less than one (1) year for Awards granted subject to Performance Goals and no less than three (3) years for all other Awards.

8.       Cash Awards.

a.           Grants. The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b.           Terms and Conditions. The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards; provided, no Participant may be granted a Cash Award hereunder that would result in a payment of more than $2 million during any one fiscal year of the Company.

9.       Performance-Based Awards.

a.           General.  Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 9(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be.  Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.”  However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards.  Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan.  No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 9(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award.  The Committee’s determination will be final and conclusive.

b.           Performance Goals.  Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies.  In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”).  Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.  To the extent that an Award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

10.   General Provisions Applicable to Awards.

a.           Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.           Documentation. Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c.           Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d.           Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e.           Acquisition of the Company.

(i)           Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition and in each case subject to applicable tax withholding; (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any, subject to applicable tax withholding; (iv) if applicable, in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration; or (v) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.

(ii)           Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f.           Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.           Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting or realization, modifying the exercise price, converting an Incentive Stock Option to a Nonstatutory Stock Option, and amending or modifying an Award such that it ceases to constitute “qualified performance based compensation” for purposes of Section 162(m); provided that, except as otherwise provided in Section 10(e)(i) or in the last sentence of this Section 10(g), the Participant’s consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant.  Notwithstanding the foregoing, other than as provided for in Section 3(c), without prior approval by the Company’s stockholders (a) no Option or other stock-based Award that is not a Full Value Award may be amended to reduce the price at which it is exercisable; (b) no Option or other stock-based Award that is not a Full Value Award may be canceled in exchange for an Option or other stock-based Award that is not a Full Value Award with an exercise price that is less than the exercise price of the original Option or stock-based Award that is not a Full Value Award; (c) no Option or stock-based Full Value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities; and (d) no Option or stock-based Award that is not a Full Value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

h.           Forfeiture. Notwithstanding any provision herein to the contrary, Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

           i.           Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of the Plan and any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

           j.           Acceleration. The Committee may at any time subsequent to the grant of an Award provide that any Options shall become immediately exercisable in full or in part, that Awards that may be settled in whole or in part in cash may become exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999, (ii) disqualify all or part of the Option as an Incentive Stock Option, or (iii) cause an Award to cease to constitute “qualified performance based compensation” for purposes of Section 162(m). In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 10(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

k.           Exception to Minimum Vesting Periods.  The Committee may grant up to ten percent (10%) of the maximum aggregate shares of Common Stock authorized for issuance hereunder in the form of Options, Restricted Stock, Restricted Stock Units and other Awards based on Common Stock that do not comply with the minimum vesting periods set forth in Sections 4(f), 5(c), 6(c) and 7.

l.           Compliance with Code Section 409A.  It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”).  Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A.  If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant's termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A.  In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant's separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

11.       Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

12.	Miscellaneous.

a.	Definitions.

(i)           “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall also include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii)           “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)           “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv)           “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

(v)           “Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) Cash Awards or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b.           No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.           No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.           Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e.           Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan, or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) amend Section 10(g); (iv) amend Section 10(k); (v) subject to Sections 10(e) and 10(j), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (vi) require stockholder approval pursuant to the requirements of Nasdaq or any exchange on which the Company is then listed or applicable law.

g.           Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on May 31, 2011

[Approved by the stockholders on July 20, 2011]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combo are available at www.proxyvote.com.

M25767-P95550

SEACHANGE INTERNATIONAL, INC.

Annual Meeting of Stockholders to be held on July 20, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and Kevin M. Bisson and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 20, 2011, at 10:00 a.m. local time, at SeaChange’s offices located at 50 Nagog Park, Acton, Massachusetts 01720, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 31, 2011, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, FOR THE APPROVAL OF EXECUTIVE COMPENSATION, FOR ONE YEAR FREQUENCY OF VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE 2011 COMPENSATION AND INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF SEACHANGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address Change/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SEACHANGE INTERNATIONAL, INC.
ATTN: MARTHA SCHAEFER
50 NAGOG PARK
ACTON, MA  01720

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SeaChange International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SeaChange International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M25766-P95550KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To withhold authority to vote for any individual nominee(s), mark
“For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:

		For	Withhold	For All
		All	All	Except:

1.	Election of Class III Directors	☐	☐	☐
Nominees:

01  Mary Palermo Cotton                          02 Peter Feld                                03 Raghu Rau

The Board of Directors recommends you vote FOR the following proposal:

2.           To adopt, on an advisory basis, a resolution approving the compensation of SeaChange’s named executive officers:

For	Against	Abstain

☐	☐	☐

The Board of Directors Recommends you vote for 1 YEAR voting on the following proposal:

3.           To recommend, by non-binding vote, the frequency of the advisory shareholder vote on the compensation of SeaChange’s named executive officers.

1 year	2 years	3 years	Abstain

☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

4.   To approve the adoption of the 2011 Compensation and Incentive Plan.
For	Against	Abstain

☐	☐	☐

5.           To ratify the appointment of SeaChange’s independent registered public accounting firm, Grant Thornton LLP.
For	Against	Abstain

☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation, please sign in full corporate name, by authorized officer.  If a partnership, please sign in partnership name by authorized person.

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy.